Exhibit 10.11

SAVE THE EARTH SACRIFICE NOTHING™

GREEN EARTH TECHNOLOGIES, INC.
3 Stamford Landing • Stamford, CT 06902 • Phone: 877.GET.GRN1 • Fax: 877.GET.FAX3

Green Earth Manufacturing
Ron Lipson-President
6040 Russell
Detroit, MI 48211

5/16/2008

Dear Ron,

I would like to formalize our new agreement that we set forth 2 weeks ago.

Our current agreement states that you are to receive 3 million shares of GETG stock that vests over 10 months. In recognition of services to date we will accelerate the vesting of your 3,000,000 shares immediately.

Further we would like to add 1,000,000 shares in recognition of the personnel, financial and controls you are putting in place. These shares will also vest immediately. You have also agreed to process in real-time our receivables and payables. You have also agreed to build a dashboard for GET to access for our financial reporting.

For providing our buying capacity to meet our current forecast for the rest of this year, we are authorizing an additional 1 million shares to you which will be sent at the end of January of 2009.

I hope this makes our relationship an extensive, fruitful, and rewarding combination.

Looking forward,

cc: Mathew Zuckerman-Chairman GETG

Jeff Marshall
President & Chief Executive Officer
Green Earth Technologies, Inc. Symbol (GETG)
3 Stamford Landing - Suite 200
Stamford, CT. 06902
917-913-6280

www.getg.com